Calculation of Filing Fee Tables
S-3
PAR PACIFIC HOLDINGS, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	2	Equity	Common stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	3	Equity	Preferred stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	4	Other	Depositary Shares	457(r)				0.0001531
Fees to be Paid	5	Other	Warrants	457(r)				0.0001531
Fees to be Paid	6	Other	Subscription Rights	457(r)				0.0001531
Fees to be Paid	7	Other	Purchase Contracts	457(r)				0.0001531
Fees to be Paid	8	Other	Units	457(r)				0.0001531
Fees to be Paid	9	Debt	Guarantees of Non-Convertble Debt Securities	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[3]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[4]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[5]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[6]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[7]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[8]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[9]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.